UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT
OF 1934

FEBRUARY 6, 2007
Date of Report (date of Earliest Event Reported)

ISOLAGEN, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341
(Address of principal executive offices and zip code)

(484) 713-6000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The registrant hereby incorporates by reference the disclosure made in Item 8.01 below.

Item 8.01               Other Events.

On February 6, 2007, Isolagen, Inc. (“Isolagen”) and Dr. Sandra Calman agreed to enter into an at-will employment arrangement pursuant to which Dr. Calman agreed to serve as Vice President and Chief Medical Officer.  The arrangement provides for an annual salary of $275,000, and Dr. Calman will be entitled to receive an annual bonus, prorated for the period of employment in any year.  The final determination on the amount of any annual bonus will be made by the Compensation Committee of the Board of Directors, based primarily on criteria agreed upon between Isolagen’s CEO and the Compensation Committee.  The targeted amount of the annual bonus shall be 50% of Dr. Calman’s base salary. The actual annual bonus for any given period may be higher or lower than 50%.  Isolagen has also agreed to provide Dr. Calman relocation support of up to $50,000.  Dr. Calman was granted a five-year option to purchase 150,000 shares of Isolagen common stock at an exercise price equal to the closing of the common stock on the date of hire, which vests ratably on an annually basis over three years.  Dr. Calman is eligible to receive options to purchase up to an additional 50,000 shares of Isolagen common stock if she meets certain milestones.

Dr. Calman, age 45, has spent more than 15 years in various clinical roles where she successfully managed clinical research operations, leading products from development through FDA approval. She comes to Isolagen from Merck KgaA, Dey where she served as Vice President, Medical Affairs and Clinical Research and Chief Medical Officer. Dr. Calman’s previous roles include senior clinical research positions with Johnson & Johnson and Dow Pharmaceuticals where she led the clinical development program for key dermatologic and topical therapies. Dr. Calman is a Board Certified physician. Dr. Calman received her training at the University of Utah School of Medicine where she graduated with honors. Dr. Calman is an active member of the American Academy of Family Practice and the American Academy of Dermatology.

Item 9.01               Financial Statement and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Exhibits.

10            Employment Letter between Dr. Sandra Calman and Isolagen, Inc.

[THE SIGNATURE PAGE FOLLOWS.]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOLAGEN, INC.

Date: February 12, 2007	By:	/s/ Susan S. Ciallella
Susan S. Ciallella, President